UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

ULTA SALON, COSMETICS &

FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 13, 2011, Carl S. Rubin, a member of the board of directors of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) and its President and Chief Executive Officer, established a plan (a “10b5-1 Plan”) under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). On October 11, 2011, Gregg R. Bodnar, the Chief Financial Officer of the Company, also established a 10b5-1 Plan. Rule 10b5-1 enables security holders to adopt pre-arranged stock trading plans for the purchase or sale of predetermined amounts of securities on a non-discretionary basis when they do not possess material, non-public information. Each of Mr. Rubin and Mr. Bodnar will disclose the details of any actual sales under their respective 10b5-1 Plan through Form 4 and Form 144 filings with the Securities and Exchange Commission.

The information in this report is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: October 17, 2011	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary